UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 14, 2006 (March 8, 2006)
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
(a) Executive Officer Compensation
On March 8, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bally Total Fitness Holding Corporation (the “Company”) approved the following payments of annual incentive compensation for the fiscal year ended December 31, 2005 applicable to the Company’s senior officers, including the Chief Executive Officer (the “CEO”) and the next five most highly compensated executive officers as of the end of fiscal 2005:
The Company provides annual cash incentive compensation for executive officers and other employees in accordance with the established methodologies approved by the Compensation Committee.
•	For fiscal 2005, the Compensation Committee: (i) selected Company-wide EBITDA as the financial performance goal, as well as certain personal goals applicable to each participant; (ii) set target bonus levels consistent with prior years at 70% of base salary for the CEO and 50% of base salary for senior vice presidents; and (iii) determined, consistent with prior years, that actual bonus payments may exceed the target bonus level, depending on the level of achievement versus the established goals. In accordance with these parameters, the Compensation Committee determined on the basis of the Company’s 2005 financial performance and attainment of participants’ personal goals to award annual bonus payments for the named executive officers for 2005 as follows:

NAME	TITLE	2005 BONUS

Paul A. Toback	Chairman, President and Chief Executive Officer	$700,000	*

Carl J. Landeck	Senior Vice President, Chief Financial Officer	$100,000	**

Marc D. Bassewitz	Senior Vice President, Secretary and General Counsel	$225,000

William G. Fanelli	Senior Vice President, Planning and Development	$90,000

Harold Morgan	Senior Vice President, Chief Administrative Officer	$195,000

John H. Wildman	Senior Vice President, Chief Operating Officer	$225,000
*	Mr. Toback will receive an additional bonus of $200,000 upon filing of the Annual Report on Form 10-K for the year ended December 31, 2005.

**	Mr. Landeck joined the Company in April 2005 and will be eligible to receive an additional bonus of $100,000 upon filing of the Annual Report on Form 10-K for the year ended December 31, 2005.

(b) Director Compensation
The Company was unable to issue the equity compensation awarded to the directors, effective upon the filing of the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as the 2006 Omnibus Equity Compensation Plan was not approved by the Company’s stockholders at its January 26, 2006 Annual Meeting. Accordingly, on March 10, 2006, the Board of Directors approved an additional cash stipend for non-employee directors of $40,000 per year in lieu of equity compensation.
On March 10, 2006, the Board of Directors approved (i) stipends for each Co-Chairman of the Strategic Alternatives Committee of $15,000 per month, (ii) stipends for each other member of the Strategic Alternatives Committee of $5,000 per month, (iii) per meeting fees of $1,500 for each Co-Chairman, and (iv) per meeting fees of $1,000 per member. The monthly stipends will be reviewed by the Board after July 2006.
In May 2005, a change of control occurred under the Company’s 1996 Non-Employee Directors Plan (the “Directors’ Plan”), which resulted in the accelerated vesting and subsequent termination of all options under the Directors’ Plan granted prior to May 2005. Due to an administrative error, directors were not apprised of the vesting and subsequent expiration of such options, and thus did not have an opportunity to exercise their options. Accordingly, on March 10, 2006, the Board of Directors, with affected directors abstaining, awarded a cash payment for each expired option to each director equal to the difference between (i) the average of the high and low prices of Bally common stock on the NYSE on December 2, 2005 (the first available trading date under the Company’s insider trading policy following expiration of the options) and (ii) the exercise price of such option. The amounts awarded to the directors were as follows: Mr. Deutsch — $14,300; Mr. Langshur - $16,500; Mr. Looloian — $3,396; Dr. McAnally — $2,704; and Mr. John Rogers — $26,100.
On March 10, 2006, in recognition of the service Adam Metz provided to the Company, the Board of Directors approved the award of $10,350 to Mr. Metz. The amount awarded equaled the present value of the options Mr. Metz forfeited upon resignation from the Board.
Item 8.01 Other Events.
Demand Evaluation Committee Report
On March 10, 2006, the Company’s Board of Directors accepted the recommendation of its Demand Evaluation Committee that no further action be taken at this time against any current or former officers or directors of the Company regarding the matters raised in two shareholder demand letters received by the Company in late 2004 and mid-2005. The Committee, consisting of three independent directors, retained Sidley & Austin LLP in February 2005 to investigate the items raised in the letters, which generally related to the Company’s 2003 financial restatement and matters arising therefrom. The Committee’s recommendation, adopted by the Board of Directors, was based on consideration of a variety of factors, including (i) the nature and strength of the Company’s potential claims; (ii) defenses available to the officers and directors; (iii) potential damages and resources available to satisfy any damages award; (iv) the Company’s indemnification and advancement obligations under its charter, bylaws, and individual agreements; (v) potential expenses to the Company and potential counterclaims arising from the pursuit of potential civil claims; and (vi) business disruption and employee morale issues.
Delay in filing Annual Report on Form 10-K for the year ended December 31, 2005.
On March 14, 2006 the Company announced that we do not expect to meet the March 16, 2006 deadline to file our Annual Report on Form 10-K for the year ended December 31, 2005 (“Form 10-K”) and filed a Form 12b-25 with the Commission. We anticipate filing the Form 10-K in April 2006. The Press Release is attached hereto as Exhibit 99.1.
Since the Company will not be able to file its 2005 Form 10-K by March 16, 2006, we will not be in compliance with our obligations to deliver SEC filings to the trustee under our public debt indentures. The delay in filing the 2005 Form 10-K will not result in an automatic default and acceleration of our $235 million of senior notes or $300 million of senior subordinated notes. Neither the trustee under our public debt indentures nor the holders of at least 25% of the outstanding principal amount of our senior notes or senior subordinated notes issued under the indentures will have the right to accelerate the maturity of such debt securities unless we fail to file our 2005 Form 10-K within 30 days after the trustee or the holders have given us notice of such default, which notice could be give as early as March 17, 2006. In addition, under the Company’s $275 million senior credit facility, absent a waiver, a cross-default will occur 10 days after any such notice is given under the public debt indentures and a default will occur if we cannot deliver audited financial statements to the lenders under the senior credit facility by March 31, 2006. The Company is in preliminary discussions with the senior credit facility lenders concerning obtaining a waiver of these provisions, and there can be no assurance any such waiver will be obtained. Absent a waiver, the existence of a default under the senior credit facility or the senior note indenture will permit the lenders under the senior credit facility or the senior note trustee to prevent the Company from making the next scheduled interest payment on our subordinated notes which is due on April 17, 2006.
Strategic Transaction Process
On March 14, 2006, the Company announced its Board of Directors has authorized the Company’s financial advisors, J.P. Morgan Securities Inc. and The Blackstone Group, to engage in discussions with interested parties in connection with the previously announced strategic alternatives process. However, there can be no assurance that the Company will consummate a sale or other strategic transaction. The Company does not undertake any obligation to provide further updates, and the Company may not provide further updates unless and until the Company’s Board of Directors has approved a definitive transaction. The Press Release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits
99.1  Press Release dated March 14, 2006.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: March 14, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel